SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): APRIL 30, 1998


                              Datatec Systems, Inc.
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             (Exact name of registrant as specified in its charter)


     Delaware                     0-20688          94-2914253
(State or other jurisdiction   (Commission       (IRS Employer
     of incorporation)         File Number)   Identification No.)


                   20C Commerce Way, Totowa, New Jersey, 07512
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (973) 890-4800



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         (Former name or former address, if changed since last report.)

ITEM 5.           OTHER EVENTS

                  On April 30, 1998, Datatec Systems, Inc. (the "Company") consummated a private placement of $3 million of shares of Series E Convertible Preferred Stock (the "Preferred Shares") with Stark International and Shepherd Investments International, Ltd. (collectively, the "Buyers"). The financing was consummated pursuant to a Securities Purchase Agreement dated April 30, 1998 (the "Purchase Agreement"). A copy of the Purchase Agreement is attached hereto as exhibit 10.1 and incorporated herein by reference.

                  The Preferred Shares are convertible into the Company's Common Stock at variable prices based upon a conversion formula and will not pay any dividends. The conversion formula for the Preferred Shares is equal to the Stated Value (as defined in the Certificate of Designations) of the Preferred Shares divided by the lower of (i) $6.29 or (ii) the average of the closing bid prices of the Company's Common Stock for any two trading days selected by the holder of the Preferred Shares during the 10 consecutive trading days immediately preceding the conversion date (the "Conversion Price"), in each case subject to adjustment as provided in the Certificate of Designations. The holder of Preferred Shares is entitled to convert, at any time on or after October 29, 1998, up to 50% of the number of Preferred Shares owned by such holder (the "Conversion Limit"); provided, however, that the Conversion Limit will no longer apply at any time (i) after January 26, 1999 or (ii) that the Conversion Price is equal to or greater than $6.29. If the closing bid price of the Common Stock is less than $5.00 for any two trading days in any period of 10 consecutive trading days, the Company has the option of redeeming the Preferred Shares at a redemption price of 115% of the Stated Value per share. Reference is made to the Certificate of Designations for the Preferred Shares and the Registration Rights Agreement dated as of April 30, 1998, each of which are attached hereto as part of exhibit 10.1 and incorporated herein by reference, for additional information concerning the rights, preferences and privileges of the Preferred Shares, as well as the future obligations of the Company.

                  The Company has also issued Common Stock Purchase Warrants (the "Warrants") to the Buyers to acquire an aggregate of 90,000 shares of Common Stock at an exercise price of $6.29 per share. Reference is made to the Form of Common Stock Purchase Warrant, attached hereto as part of exhibit 10.1 and incorporated herein by reference.

                  The Company received approximately $2,800,000, constituting the net purchase price of the Preferred Shares. The Company will utilize the net proceeds to repay outstanding indebtedness incurred in connection with its purchase of the minority interest in its Computer-Aided Software Integration, Inc. subsidiary and for general working capital purposes.

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
ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (c)  Exhibits:

                  (10.1) Securities Purchase Agreement, dated as of April 30, 1998, by and between Datatec Systems, Inc., Stark International and Shepherd Investments International, Ltd., which includes (i) the Certificate of Designations of Series E Convertible Preferred Stock as Exhibit A, (ii) the form of Common Stock Purchase Warrant dated April 30, 1998 as Exhibit B, and (iii) the form of Registration Rights Agreement as Exhibit
                          C. The Company agrees to furnish the disclosure schedules as well as Exhibits D, E and F, which have been omitted from this filing, to the Commission upon request.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      DATATEC SYSTEMS, INC.


                                      By:  /S/ JAMES CACI
                                           ---------------------------
                                               James Caci
                                               Chief Financial Officer


DATE:  May 6, 1998

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
                                  EXHIBIT INDEX


                  (10.1) Securities Purchase Agreement, dated as of April 30, 1998, by and between Datatec Systems, Inc. Stark International and Shepherd Investments International, Ltd., which includes (i) the Certificate of Designations of Series E Convertible Preferred Stock as Exhibit A, (ii) the form of Common Stock Purchase Warrant dated April 30, 1998 as Exhibit B, and the form of Registration Rights Agreement as Exhibit C.


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